Exhibit 10.17

AMENDMENT NO. 1
TO
SEVERANCE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) TO SEVERANCE AGREEMENT is entered into between Bret M. Allan (“Employee”) and Southcross Energy Partners GP, LLC, a Delaware limited liability company (the “Company”), is entered into as of August 1, 2016. All capitalized terms used herein but not otherwise defined herein but defined in that certain Severance Agreement, effective as of June 8, 2015, by and between the Employee and the Company (as amended or modified from time to time, the “Severance Agreement”), shall have the meanings ascribed to such terms therein.
WHEREAS, the Company is an Affiliate of Southcross Holdings LP (“Southcross Holdings”);
WHEREAS, concurrently with execution of this Amendment, Southcross Holdings is granting to Employee certain Class B Units of Southcross Holdings (the “Employee Award”) and, as a condition to and in consideration of such grant, Employee and the Company desire to amend the Severance Agreement as set forth herein; and
WHEREAS, Employee acknowledges and agrees that Employee may be entitled to significant financial benefit by receiving the Employee Award and that Southcross Holdings would not be willing to grant Employee such Employee Award in the absence of Employee entering into this Amendment.
NOW, THEREFORE, in consideration of the foregoing premises and covenants, conditions and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
1.Amendments.

a.Section 1 of the Severance Agreement is hereby amended to add the following in appropriate alphabetical order:

         ““Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time.

“Board” means the Board of Directors of Company or any successor governing body.

“Compensation Committee” means the Compensation Committee of the Board, or if no such committee exists, the Board.

“Date of Termination” means the date on which Employee ceases to be employed by the Company or any of its Affiliates.

“Person” means any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization or other entity of any nature.

“Restricted Period” means the period from the Effective Date through the first anniversary of the Date of Termination.

“Term” means the period of time beginning on the Effective Date and ending on the first anniversary of the Date of Termination.”

b.Section 1 of the Severance Agreement is hereby further amended by amending and restating the definition of “Sale Event” in its entirety as follows:

““Sale Event” means: (i) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, other than the Company, EIG BBTS Holdings, LLC, TW Southcross Aggregator LP or Southcross Holdings LP or any of their respective Affiliates (as determined immediately prior to such event), shall become the beneficial owners, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the combined voting power of the equity interests in the Company or Southcross Energy Partners, L.P. (the “Partnership”); (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership, (iii) the sale or other disposition by the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership, EIG BBTS Holdings, LLC, TW Southcross Aggregator LP or Southcross Holdings LP or any of their respective Affiliates; or (iv) a transaction resulting in a Person other than the Company, EIG BBTS Holdings, LLC, TW Southcross Aggregator LP or Southcross Holdings LP or any of their respective Affiliates (as determined immediately prior to such event) being the sole general partner of the Partnership.”

c.Section 5 of the Severance Agreement is hereby amended and restated in its entirety as follows:

“5.    Confidentiality and Non-Competition.

(a)    Employee agrees that this Agreement and all discussions and negotiations concerning this Agreement and its terms shall be confidential and shall not be disclosed to anyone other than Employee’s spouse and financial advisor and only after Employee has received assurances from such person(s) to abide by the terms of this Section 5. Employee acknowledges that the Company may have an obligation to file or disclose this Agreement to governmental agencies.

(b)    In consideration of the promise of the Company to provide Employee with Proprietary Information (as defined below), Employee shall not, at any time during the Restricted Period, directly or indirectly engage in, have any equity interest in, or manage or operate any person, firm, corporation, partnership, business or entity (whether as director (excluding any directorship consented to by the Board), officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in (either directly or through any subsidiary or Affiliate thereof) any business or activity (i) relating to midstream assets (including, without limitation, the gathering, processing and transportation of natural gas and the fractionation, transportation and storage of natural gas liquids) in any county in the State of Texas that is within any of District 1, 2, 3 or 4 of the Oil & Gas Division of the Railroad Commission of Texas, which competes with the business of Company or any entity owned by Company, or (ii) which Company or any of its Affiliates has taken active steps to engage in or acquire. Notwithstanding the foregoing, Employee shall be permitted to own or acquire a passive stock or equity interest in such a business; provided that such stock or other equity interest acquired is not more than two percent of the outstanding interest in such business.

(c)    Provisions contained in Section 5(b) may be altered and/or waived to be made less restrictive on Employee with the prior written consent of the Board or the Compensation Committee.

(d)    During the Term, in connection with Employee’s employment with Company, Company promises to provide Employee with Proprietary Information in support of Employee’s employment duties. Except as Employee reasonably and in good faith determines to be required in the faithful performance of Employee’s duties hereunder or in accordance with Section 5(f), Employee shall, during the Term and after the Date of Termination, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, or use for Employee’s benefit or the benefit of any person, firm, corporation or other entity, any confidential or proprietary information or trade secrets of or relating to Company, including, without limitation, information with respect to Company’s operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (“Proprietary Information”), or deliver to any person, firm, corporation or other entity, any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. Employee’s obligation to maintain and not use, disseminate, disclose or publish, or use for Employee’s benefit or the benefit of any person, firm, corporation or other entity, any Proprietary Information after the Date of Termination will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of Employee’s direct or indirect disclosure of such Proprietary Information) and continues to be maintained as Proprietary Information by Company. The parties hereby stipulate and agree that as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of Company (and any successor or assignee of Company).

(e)    Upon termination of Employee’s employment with Company for any reason, Employee will promptly after such termination deliver to Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning Company’s customers, business plans, marketing strategies, products or processes in Employee’s possession.

(f)    Employee may respond to a lawful and valid subpoena or other legal process but shall give Company (if lawfully permitted to do so) the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to Company and its counsel the documents and other information sought, and shall assist such counsel in resisting or otherwise responding to such process. Upon notification from Employee of such subpoena or other legal process, but only to the extent that such notification is provided during the Restricted Period, Company shall, at its reasonable expense, retain mutually acceptable legal counsel to represent Employee in connection with Employee’s response to any such subpoena or other legal process. Employee may also disclose Proprietary Information if: (i) in the reasonable written opinion of counsel for Employee furnished to Company, such information is required to be disclosed for Employee not to be in violation of any applicable law or regulation or (ii) Employee is required to disclose such information in connection with the enforcement of any rights under this Agreement or any other agreements between Employee and Company.

(g)    Prior to accepting other employment or any other service relationship during the Restricted Period, Employee shall provide a copy of this Section 5 to any recruiter who assists Employee in obtaining other employment or any other service relationship and to any employer or person with which Employee discusses potential employment or any other service relationship.

(h)    In the event the terms of this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(i)    Employee recognizes and acknowledges that a breach of the covenants contained in this Section 5 may cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Employee agrees that in the event of a breach of any of the covenants contained in this Section 5, in addition to any other remedy which may be available at law or in equity, Company will be entitled to specific performance and injunctive relief.

(j)    As used in this Section 5, the term “Company” shall include Company, its parent, Affiliates, related entities, and any of its direct or indirect subsidiaries.”

2.Effect on the Severance Agreement. This Amendment and the Severance Agreement shall henceforth be read together. Except as expressly set forth herein, the Severance Agreement shall remain in full force and effect, and is in all respects hereby ratified and confirmed. This Amendment shall not constitute an amendment or waiver of any provision of the Severance Agreement not expressly referred to herein and shall not be construed as an amendment, waiver, or consent to any action that would require an amendment, waiver, or consent except as expressly stated herein.

3.Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first written above.

COMPANY:

SOUTHCROSS ENERGY PARTNERS GP, LLC

By:
Name: John E. Bonn
Title: President and Chief Executive Officer

EMPLOYEE:

Bret M. Allan